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                                               Registration No. ________________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               The Brink's Company
             (Exact name of registrant as specified in its charter)


            VIRGINIA                                        54-1317776
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                               1801 Bayberry Court
                                 P. O. Box 18100
                          Richmond, Virginia 23226-8100
                    (Address of principal executive offices)

            1994 Employee Stock Purchase Plan of The Brink's Company
                            (Full title of the plan)

                                 AUSTIN F. REED
                  Vice President, General Counsel and Secretary
                               The Brink's Company
                               1801 Bayberry Court
                                 P. O. Box 18100
                          Richmond, Virginia 23226-8100
                                 (804) 289-9600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

                           Louanna O. Heuhsen, Esquire
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8200

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                     Proposed         Proposed
                                       Amount         Maximum          Maximum         Amount of
Title of Each Class of Securities       To Be      Offering Price      Aggregate      Registration
      To Be Registered               Registered      Per Share      Offering Price        Fee
--------------------------------------------------------------------------------------------------
1994 Employee Stock Purchase
  Plan of The Brink's Company
--------------------------------------------------------------------------------------------------
The Brink's Company Common Stock,
par value $1.00 per share
(including associated Rights)       500,000 shares     $31.93*       $15,965,000      $2,022.77
==================================================================================================

(*) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices on the New York Stock Exchange on November 1, 2004, as reported in the Wall Street Journal.

================================================================================

     Pursuant to Rule 429 under the Securities Act, the prospectus related to shares of The Brink's Company Common Stock registered pursuant to this Registration Statement also relates to shares registered pursuant to Registration Statement No. 33-53565 and Post-Effective Amendment No. 1 thereto and Registration Statement No. 333-78631 and Post-Effective Amendment No. 1 thereto.

     To the extent that they relate to the 1994 Employee Stock Purchase Plan of The Brink's Company, the contents of Registration Statement No. 33-53565, Post-Effective Amendment No. 1 thereto, Registration Statement No. 333-78631 and Post-Effective Amendment No. 1 thereto are incorporated by reference herein.

                                       2


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

     (b) The 1994 Employee Stock Purchase Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2003;

     (c) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2004;

     (d) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2004; and

     (e) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004.

     Additionally incorporated by reference into this Registration Statement is the Description of Common Stock, attached as Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission as of December 4, 1995 (Commission File No. 1-9148).

     In addition to the foregoing, all documents subsequently filed by (i) the Company and (ii) the 1994 Employee Stock Purchase Plan pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                                       3

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Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters regarding shares of Common Stock will be passed upon for the Company by Austin F. Reed, Vice President, General Counsel and Secretary of the Company. Mr. Reed beneficially owns 123,441 shares of Common Stock and stock units.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement:


Exhibit No.
-----------

4 1994 Employee Stock Purchase Plan of The Brink's Company, as amended and restated as of March 12, 2004 (incorporated by reference to Exhibit A of the Proxy Statement for The Brink's Company 2004 Annual Meeting of Shareholders).

5        Opinion of Austin F. Reed, Esq., regarding Common Stock.

23.1 Consent of Austin F. Reed, Esq. (included as part of Exhibit 5 to this Registration Statement).

23.2     Consent of Independent Auditors.

24       Powers of Attorney.


                                       4

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                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 5th day of November, 2004.

                                        THE BRINK'S COMPANY



                                        By:  /s/ Austin F. Reed
                                             -------------------------------
                                             Austin F. Reed
                                             Vice President, General Counsel
                                               and Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                             Title                    Date
       ---------                             -----                    ----


  /s/ Michael T. Dan      Chairman of the Board, President      November 5, 2004
----------------------    and Chief Executive Officer
    Michael T. Dan        (Principal Executive Officer)


 /s/ Robert T. Ritter     Vice President and Chief Financial    November 5, 2004
----------------------    Officer (Principal Financial Officer
   Robert T. Ritter       and Principal Accounting Officer)


           *              Director                              November 5, 2004
----------------------
   Roger G. Ackerman

           *              Director                              November 5, 2004
----------------------
   Betty C. Alewine

                          Director
----------------------
    James R. Barker

           *              Director                              November 5, 2004
----------------------
 Marc C. Breslawsky

           *              Director                              November 5, 2004
----------------------
  James L. Broadhead

           *              Director                              November 5, 2004
----------------------
   Gerald Grinstein

           *              Director                              November 5, 2004
----------------------
    Ronald M. Gross

           *              Director                              November 5, 2004
----------------------
   Carl S. Sloane

           *              Director                              November 5, 2004
----------------------
   Ronald L. Turner



*By:            /s/ Austin F. Reed
         --------------------------------
         Austin F. Reed, Attorney-in-Fact



                                       6

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                                  EXHIBIT INDEX

Exhibit No.
-----------

4 1994 Employee Stock Purchase Plan of The Brink's Company, as amended and restated as of March 12, 2004 (incorporated by reference to Exhibit A of the Proxy Statement for The Brink's Company 2004 Annual Meeting of Shareholders).

5        Opinion of Austin F. Reed, Esq., regarding Common Stock.

23.1 Consent of Austin F. Reed, Esq. (included as part of Exhibit 5 to this Registration Statement).

23.2     Consent of Independent Auditors.

24       Powers of Attorney.